MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

UNIVISION ENGINEERING LIMITED
(聯視工程有限公司)

Incorporated the 23rd day of November 1979

DEACONS
Solicitors,
HONG KONG

No. 75488

[COPY]
CERTIFICATE OF INCORPORATION

I HEREBY CERTIFY that

UNIVISION ENGINEERING LIMITED
(聯視工程有限公司)

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

GIVEN under my hand this Twenty-third day of November One Thousand Nine Hundred and Seventy-nine.

(Sd.) Leslie Foo
Leslie FOO
for Registrar of Companies,
Hong Kong.

Reprinted by Lawspeed Tel: 5-259093
March 1988

THE COMPANIES ORDINANCE (Chapter 32)

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

UNIVISION ENGINEERING LIMITED
(聯視工程有限公司)

FIRST The name of the Company is "UNIVISION ENGINEERING LIMITED(聯視工程有限公司)".

SECOND The Registered Office of the Company will be situate in Hong Kong.

THIRD The objects for which the Company is established are:—

1 To carry on all or any business of manufacturers' representatives and agents, industrial research engineers, technical, service and sales organisers and engineers, radio, electronic, electrical mechanical, heating, ventilating, air conditioning and refrigeration engineers, consultants operators and designers.

2 To carry on all or any of the businesses of general contractors and engineering contractors (whether civil, mechanical, electrical, structural, chemical, aeronautical, marine or otherwise);

3 To import, export, barter, contract, buy, sell, deal in, and to engage in, conduct and carry on the business of importing, exporting, bartering, trading, contracting, buying, selling and dealing in goods, wares and merchandise of every class and description raw, manufactured or produced in any place throughout the world;

4 To purchase and sell merchandise of every kind and nature for importation from and exportation throughout the world to and from and/or between any and/or all countries wherever situate including the purchase and sale of domestic merchandise in domestic markets and of foreign merchandise in foreign countries; such transactions to be for the account of the Company and/or others, and to constitute as one of said purposes the doing of a general foreign and domestic importing and exporting merchandise business and in particular, to carry on a general import and export business in any place throughout the world;

5 To establish, maintain, conduct and acquire or dispose of either as principal or agents, trading posts of all kinds and description throughout the world and in connection therewith to do all such acts and things and to acquire and/or dispose of such real and/or personal property as is usual or customary with a general trading post business;

6 To carry on the business of manufacturers of and dealers either wholesale or retail in goods, materials, substances and articles made or manufactured or moulded of wood, metal, textiles, fibres whether natural or artificial, stone or of any plastic or other manufactured or natural substance or material or of any combination thereof;

7 To act on its own behalf and on behalf of importers, exporters and manufacturers in connection with the inspection, surveying, testing, weighing and measuring of merchandise of all descriptions;

8 To act as directors, accountants, secretaries and registrars of companies incorporated by law or societies or organisations (whether incorporated or not);

9 To carry on all or any of the businesses usually carried on by land investment, land development, land mortgage and real estate companies in all their several branches;

10 To develop, improve and utilize any land within Hong Kong or elsewhere acquired by the Company, or in which the Company is interested, and lay out and prepare the same for building purposes, construct, alter, pull down, decorate, maintain, fit up and improve buildings, roads, and conveniences, and to plant, pave, drain, maintain, let on building lease or building agreement any such land, and advance money to, enter into contracts and arrangements of all kinds with builders and tenants of and others interested in any such land;

11 To purchase, take on lease, hire or otherwise acquire in Hong Kong or elsewhere any real or personal property or any rights or interests therein, which the Company may think necessary or convenient for effectuating any of its objects, and in particular any lands, plantations, houses, factories, warehouses, plant, machinery, patents, concessions, trade marks, trade names, copyrights, licences, stocks, material or property of any description and to work, use, maintain and improve, sell, let, surrender, mortgage, charge, dispose of or otherwise deal with the same or any other property of

the Company, including, in respect of any patent or patent rights belonging to the Company, the grant of licences or authorities to any person, corporation, or company to work the same;

12 To construct, build, execute, improve, alter, maintain, develop, work, manage, carry out, control and otherwise deal with engineering and construction works, and conveniences of all kinds including harbour works, airways, aerodromes or airfields, roads, docks, ways, tramways, railways, branches or sidings, telegraphs, telephones, buildings, bridges, concrete or reinforced concrete structures, reservoirs, water-courses, canals, waterworks, embankments, irrigations, reclamations, sewages, draining, dredging and conservancy works, piers, jetties, wharves, manufactories, warehouses, hotels, restaurants, electric works, water, steam, gas, oil and electric power works in general, shops and stores, hangars, garages, public utilities and all other works and conveniences of every kind and description both public or private and to contribute to, subsidise, or otherwise assist or take part in the construction, improvement, maintenance, development, working, management, planning, carrying out, or control thereof;

13 To purchase or otherwise acquire and to carry on the business or businesses of steamship owners, ship owners, stevedores, wharfingers, carriers, forwarding agents, storage keepers, warehousemen, ship builders, dry-dock keepers, marine engineers, engineers, slip keepers, boat builders, ship and boat repairers, ship and boat outfitters, ship brokers, ship agents, salvors, wreck removers, wreck raisers, divers, auctioneers, valuers and assessors;

14 To charter, sub-charter, take on charter or sub-charter, hire, purchase and work steamships and other vessels of any class, motor vehicles or aircraft and to establish and maintain lines or regular services of steamships or other vessels, and to enter into contracts for the carriage of mails, passengers, goods and cattle by any means, and either by its own vessels, railways, motor vehicles, aircraft and conveyances, or by other vessels, railways, motor vehicles, aircraft, and conveyances of others;

15 To purchase, dispose, sell, accept mortgage or finance the purchase of steamships and other vessels of any class as owners, agents, managers or trustees, or on the authority or on behalf of any third party;

16 To enter into, take over, negotiate or otherwise acquire, any contract or contracts for the construction, building, equipping, fitting out, storing, gearing or otherwise relating to any steamship, ship, carrier, boat, or other vessel whatsoever, and to enter into, take over, negotiate or otherwise acquire any other contract or contracts whatever which the Company may think necessary, desirable or convenient for the purposes of the Company or any of them, and to enter into, take over, negotiate, or otherwise acquire any such contract or contracts at such prices and for such considerations, and upon such terms and conditions, and subject to such stipulations and agreements as the Company may determine, and at any time, and from time to time to vary, modify, alter, or cancel any such contract;

17 To carry on business as agents, managers, factors or brokers for any other person or persons, firm or company in any part of the world and in particular but without in any way restricting the above powers to act as insurance, shipping, airline, transport and mercantile agents and managers;

18 To conduct and carry on a general financial and economic consultation business for capital investments, trade prices, exchange controls, business conditions, business organizations, tax structures and tax liabilities and trade practices, shipping, insurance, and business and industrial enterprises and opportunities and all such other services as may be necessary or incidental thereto as the Board of Directors may from time to time determine;

19 To acquire by licence, lease or in any other lawful manner, the exclusive or other right or licence to manufacture, distribute, sell and generally deal in appliances, forms, equipments, devices, tools, machinery and any and all kinds of articles of any character or description whether patented or otherwise; to sub-license or grant to any other corporation or any organization or person the right or licence to manufacture, distribute, use, sell and generally deal in any of the articles or things in which this corporation shall deal;

20 To acquire mines, mining rights, mineral lands, timber and forestry lands and concessions anywhere throughout the whole world and any interest therein and to explore, work, exercise, develop and turn same to account;

21 To carry on in any part of the world business as financiers, capitalists, underwriters (but not fire, life or marine insurers) concessionaries, commercial agents, commissionaires, mortgage and bullion brokers and financial agents and advisers and to lend and advance money and to give credit to such persons and on such terms and conditions as may from time to time be determined;

22 To carry on in Hong Kong or elsewhere the business of hotel, restaurant, cafe, tavern, beerhouse, refreshment-room, billiard table and lodging house-keepers, shop-keepers, shop-owners, house-owners, publicans, licensed victuallers, importers, and manufacturers of and dealers in aerated, mineral and artificial waters, and other drinks, purveyors, caterers for public amusements, generally farmers, dairymen, ice merchants, importers and brokers of food, live and dead stock, and local and foreign produce of all descriptions, bakers and manufacturers of and dealers in bread, flour, biscuits and farinaceous compounds and materials of every description, confectioners, butchers, milk sellers, butter sellers, grocers, poulterers and green-grocers, hair-dressers, perfumers, chemists, proprietors of clubs, baths, dressing rooms, laundries, reading, writing, refreshment and news-paper rooms, libraries, grounds and places of amusement, recreation, sport, entertainment and instructions of all kinds, tobacco and cigar merchants, agents for railway and shipping companies and carriers, theatrical and opera box office proprietors, entrepreneurs and general agents and any other business which the Company may now or at any future time consider can be conveniently carried on in connection with its business;

23 To carry on the business of an investment company and to undertake and to transact all kinds of trust and agency business;

24 To invest the capital and other moneys of the Company in the purchase or upon the security of shares, stocks, debentures, debenture stock, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wheresoever constituted or carrying on business, and of shares, stocks, debentures, debenture stock, bonds, mortgages, obligations and other securities issued or guaranteed by any Government, Sovereign Ruler, Commissioners, Trust, Authority or other body of whatever nature and wheresoever situated;

25 To acquire by purchase, subscription or otherwise and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stock, bonds or other obligations are held or in any manner guaranteed by the Company and/or in which the Company is in any way interested and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations, or to do any acts or things designed for any such purpose; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; to guarantee the payment of dividends upon any stock, or the principal or interest or both of any bonds or other obligations and the performance of any contracts;

26 To receive money on deposit or loan and borrow or raise money in such manner as the Company shall think fit, and in particular by the issue of debentures, or debenture stock (perpetual or otherwise) and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon all or any of the property or assets of the company (both present and future), including its uncalled capital, and also by a similar mortgage, charge or lien to secure and guarantee the performance by the Company or any other person or company of any obligation undertaken by the Company or any other person or company as the case may be;

27 To stand surety for or to guarantee support or secure the performance of all or any of the obligations of any person, firm or company whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by both such methods; and in particular but without limiting the generality of the foregoing, to guarantee, support or secure whether by personal covenant or by any such mortgage, charge or lien or by both such methods the performance of all or any of the obligations (including the repayment or payment of the principal and premium of and interest on any securities) of any company which is for the time being the Company's holding company (as such term is defined and used in the Companies Ordinance) or another subsidiary (as defined by the Ordinance) of any such holding company.

28 To promote and assist, financially or otherwise, corporations, firms, syndicates, associations, individuals, and others, and to give any guarantee in connection therewith or otherwise for the payment of money or for the performance of any other undertaking or obligation;

29 To become a member of any partnership or a party to any lawful agreement for sharing profits or to any union of interests, agreement for reciprocal concessions, joint venture, or co-operation or mutual trade agreement with any person, association, partnership, co-partnership, firm or corporation that is carrying on, or engaging in or that is about to engage in any business which the Company is authorized to carry on, or that is conducting or transacting any business capable of being conducted so as directly or indirectly to benefit this Company;

30 To purchase or by any other lawful means acquire and protect, prolong and renew, throughout the world any patents, patent rights, copyrights, trade marks, processes, protections and concessions which may appear likely to be advantageous or useful to the Company, and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in improving or seeking to improve any patents, inventions or rights which the Company may acquire or propose to acquire;

31 To the same extent as natural persons might or could do, to purchase or otherwise acquire and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in, lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property and any franchises, rights, licences or privileges necessary, convenient or appropriate for any of the purposes herein expressed;

32 To subscribe or contribute to, set up, establish, conduct and carry on research institutions and organizations, hospitals, schools, universities and places of learning, charities of all kinds and descriptions, and organizations for the benefit of the inhabitants or residents of any part of the world;

33 To enter into any arrangements for profit-sharing with any of the directors or employees of the Company or of any company in which the Company may for the time being hold a share or shares (subject to the consent and approval of such company). To grant sums by way of bonus or allowance to any such directors or employees or their dependants or connections, and to establish or support, or aid in the establishment and support, of provident and gratuity funds, associations, institutions, schools or conveniences calculated to benefit directors or employees of the Company or its predecessors in business or any companies in which the Company owns a share or shares or the dependants or connections of such persons, to grant pensions and to make payments towards insurance;

34 To sell the business or undertaking of the Company or any part thereof, including any shares, stock, bonds, debentures, mortgages, or other obligations or securities, or any or either of them, patents, trade marks, trade names, copyrights, licences or authorities or any estate, rights, property, privileges or assets of any kind;

35 To accept payment for the business or undertaking of the Company or any part thereof, or for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in shares or bonds of any company, or corporation, with or without deferred or preferred rights in respect of dividends or repayment of capital or otherwise, or by means of a mortgage, or by debentures, debenture stock or mortgage debentures or bonds of any company or partly in one mode and partly in another and generally on such terms as the Company may determine;

36 To procure the Company to be registered or recognized in any country or place outside Hong Kong;

37 To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, debentures and other negotiable or transferable instruments;

38 To obtain any Order of the Governor of Hong Kong or of Her Majesty in Council or any Act or Ordinance of any Parliament, or of any Legislative Assembly or Council or any Provisional or other Order of any proper authority in the United Kingdom or elsewhere, for enabling the Company to carry any of its objects into effect, or for dissolving the Company and re-incorporating its members as a new Company, for any of the objects specified in this Memorandum, or for effecting any modification in the Company's constitution;

39 To distribute any of the property of the Company amongst the Members in specie or otherwise, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law;

40 To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise and either alone or in conjunction with others;

41 To do all such things as are incidental or conducive to the above objects or any of them.

And it is hereby declared that the word "company" in this clause except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in Hong Kong or elsewhere, and further the intention is that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be independent main objects and be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

FOURTH The liability of the Members is limited.

FIFTH The Share Capital of the Company is HK$1,000,000.00 divided into 200 shares of HK$5,000.00 each, with power to divide the shares in the capital for the time being into several classes and to attach thereto respectively such preferential deferred or special rights, privileges, conditions or restrictions as may be determined by or in accordance with the regulations of the Company and with power to increase or reduce the capital of the Company and issue all or any part of such original or increased or reduced capital with such preferential, deferred or special rights, privileges, conditions or restrictions as are attached thereto.

WE, the several persons, whose names, addresses, and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:–

Names, Addresses and Descriptions of Subscribers	Number of Shares Taken by each Subscriber
For and on behalf of DESCONA LIMITED by (Sd.) J. M. Smith, Director 601, Swire House, Hong Kong. Corporation	ONE
For and on behalf of SECONDA LIMITED by (Sd.) J. M. Smith, Director 601, Swire House, Hong Kong. Corporation	ONE
Total Number of Shares Taken	TWO

Dated this 13th day of November, 1979.
Witness to the above signatures:–

(Sd.) J.W.C. Richardson
Solicitor,
Hong Kong.

THE COMPANIES ORDINANCE (CHAPTER 32)

Company Limited by Shares

ARTICLES OF ASSOCIATION
(As adopted by Special Resolution passed on 30th November 2005)

OF

UNIVISION ENGINEERING LIMITED

Certified as correct

Director
Name: Stephen, Sin Ho Koo
Date: 30th November 2005

TABLE A

1. The regulations contained in Table A in the First Schedule to the Companies Ordinance shall not apply to the Company.

INTERPRETATION

2. The terms defined below shall have the meanings ascribed to them, unless there be something in the subject or context inconsistent therewith:

"Act"	shall mean the Companies Act 1985 of the United Kingdom as amended by the Companies Act 1989 of the United Kingdom;
"Annual Report"	shall include a consolidated profit the loss account for the period since the preceding account, together with a consolidated balance sheet as at the date to which the consolidated profit and loss account is made up and a Directors' report with respect to the consolidated profit or loss of the Company for the period covered by the profit and loss account and the state of the Company's affairs as at the end of such period, and an Auditors' report on such accounts prepared pursuant to Article 152;
"these Articles" or "these presents"	shall mean these Articles of Association in their present form and all supplementary, amended or substituted articles for the time being in force;
"associate"	has the meaning ascribed to it in the Listing Rules;

"Auditors"	shall mean the persons for the time being performing the duties of that office;
"Board" or "Directors"	shall mean the directors from time to time of the Company or (as the context may require) the majority of Directors present and voting at a meeting of the Directors;
"call"	shall include any instalment of a call;
"capital"	shall mean the capital from time to time of the Company;
"Chairman"	shall mean the chairman presiding at any meeting of members or of the Board;
"Company"	shall mean UniVision Engineering Limited;
"Companies Ordinance"	shall mean the Companies Ordinance (Chapter 32 of the laws of Hong Kong) and any amendments thereto or re-enactment thereof for the time being in force and includes every other ordinance incorporated therewith or substituted therefor and in the case of any such substitution the references in these Articles to the provisions of the Companies Ordinance shall be read as references to the provision substituted therefor in the new Companies Ordinance;
"Corporate Communication"	shall mean any information issued or to be issued by the Company to its members for their information or action and shall have the meaning ascribed to it in the Listing Rules and shall include but not be limited to: (A) the Annual Report; (B) the interim report; (C) the summary financial report; (D) notice of meetings; and (E) listing documents.
"CREST Regulations"	shall mean the uncertificated Securities Regulations 2001 of the United Kingdom;
"dividend"	shall include script dividends, distributions in

	specie or in kind, capital distributions and capitalisation issues, if not inconsistent with the subject or context;
"dollars"	shall mean dollars in the lawful currency of Hong Kong;
"electronic communication"	shall mean any Corporate Communication sent by electronic means;
"electronic means"	shall mean the transmission of any Corporate Communication from the Company in any form through any medium (including but not limited to electronic mail or publication on the Company's website, or publication on the Company's computer network or publication on the website of any stock exchange on which any securities of the company are listed and/or permitted to be dealt in);
"Electronic Signature"	shall mean an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;
"Listing Rules"	shall mean the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited as amended from time to time;
"month"	shall mean a calendar month;
"newspaper"	shall mean a newspaper published daily and circulating generally in Hong Kong and specified in the list of newspapers issued and published in the Gazette for the purposes of Section 71A of the Companies Ordinance by the Secretary for administrative service and information;
"Operator"	shall mean CREST Co Limited or such other person as may from time to time be approved by H.M. Treasury as Operator under the CREST Regulations;
"Participating Security"	shall mean a security title to units of which is permitted by the Operator to be transferred by means of a Relevant System;
"register"	shall mean the register of members and includes

	any branch register to be kept pursuant to the provisions of the Companies Ordinance;
"Recognised Clearing House"	shall mean such bodies as shall be granted recognition under the Financial Services and Markets Act 2000 of the United Kingdom;
"Recognised Investment Exchange"	[recognition under the Financial Services and Markets Act 2000;]
"Relevant System"	shall mean a computer-based system and procures which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the CREST Regulations;
"Remuneration Committee"	means the remuneration committee of the Company;
"seal"	shall mean the common seal from time to time of the Company and includes, unless the context otherwise requires, any official seal that the Company may have as permitted by these Articles and the Companies Ordinance;
"Secretary"	shall mean the person for the time being performing the duties of that office;
"share"	shall mean share in the capital of the Company and includes stock except where a distinction between stock and shares is expressed or implied;
"shareholders" or "members"	shall mean the duly registered holders from time to time of the shares in the capital of the Company;
"Statutes"	means the Act, the CREST Regulations and every other statute or statutory instrument, law or regulation for the time being in force in England and Wales concerning companies and affecting the Company including those of any applicable listing authority or Recognised Investment Exchange;
"summary financial report"	shall have the meaning as set out under section 2(1) of the Companies Ordinance; and
"writing" or "printing"	shall include writing, printing, lithography, photography, typewriting and every other mode

of representing words of figures in a legible and non-transitory form and, only where used in connection with a notice served by the Company by electronic means on members or other persons entitled to receive notices hereunder, shall also include a record maintained through an electronic medium which is accessible in visible form so as to be useable for subsequent reference.;

(A) Words denoting the singular shall include the plural and words denoting the plural shall include the singular; words importing any gender shall include every gender; and words importing person shall include partnerships, firms, companies and corporations.

(B) Subject as aforesaid, any words or expressions defined in the Companies Ordinance (except any statutory modification thereof not in force when these Articles become binding on the Company) shall, if not inconsistent with the subject and/or context, bear the same meaning in these Articles, save that "company" shall where the context permits include any company incorporated in Hong Kong or elsewhere.

(C) References to any Articles by number are to the particular Article of these Articles.

SHARES AND INCREASE OF CAPITAL

3. (A) Without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred, or other special rights or privileges, or such restrictions, whether in regard to dividend, voting, return of share capital, or otherwise, as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the Board may determine), and any preference share may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the Company is liable, to be redeemed.

(B) The Board may issue warrants to subscribe for any class of shares or securities of the Company on such terms as it may from time to time determine. Where share warrants are issued to bearer, no new warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed.

4. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these regulations relating to general meetings shall

mutatis mutandis apply, but so that the necessary quorum shall be 2 persons at least holding or representing by proxy or by authorised representative one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, that any holder of shares of the class present in person or by proxy or by authorised representative may demand a poll and that at any adjourned meeting of such holders one holder present in person or by proxy or by authorised representative (whatever the number of shares held by him) shall be a quorum.

5. The Company may exercise any powers conferred or permitted by the Companies Ordinance (including without limitation the powers under section 49B and, if the Company is a listed company (as defined in the Companies Ordinance), section 49BA of the Companies Ordinance) or any other ordinance from time to time to acquire its own shares or to give directly or indirectly, by means of a loan, guarantee, the provision of security or otherwise, financial assistance for the purpose of or in connection with a purchase made or to be made by any person of any shares in the Company and should the Company acquire its own shares neither the Company nor the Board shall be required to select the shares to be acquired rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares provided always that if the Company is a listed company (as defined in the Companies Ordinance), any such acquisition or financial assistance shall only be made or given in accordance with the Statutes and/or any relevant rules or regulations.

6. The Company in general meeting may from time to time, whether all the shares for the time being authorised shall have been issued or all the shares for the time being issued shall have been fully paid up or not, by ordinary resolution increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts as the resolution shall prescribe.

7. Without prejudice to any special rights previously conferred on the holders of existing shares, any new shares shall be issued upon such terms and conditions and with such preferred, deferred, or other special rights or privileges, or such restrictions, whether in regard to dividend, voting, return of share capital, or otherwise, as the Company in the general meeting resolving upon the creation thereof shall determine or, in the absence of any such determination, as the Board may determine.

8. The Company may by ordinary resolution, before the issue of any new shares, determine that the same, or any of them, shall be offered in the first instance, and either at par or at a premium, to all the existing holders of any class of shares in proportions as nearly as may be to the number of shares of such class held by them respectively, or make any other provisions as to the issue and allotment of the new shares, but in default of any such determination, or so far

as the same shall not extend, the new shares may be dealt with as if they formed part of the shares in the capital of the Company existing prior to the issue of the new shares.

9. Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these Articles with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

10. Subject to the provisions of the Companies Ordinance (and in particular Section 57B thereof) and of these Articles relating to new shares, all unissued shares in the Company shall be at the disposal of the Board, which may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times, for such consideration and generally on such terms as the Board shall in its absolute discretion think fit, but so that no shares shall be issued at a discount, except in accordance with the provisions of the Companies Ordinance.

11. The Company may at any time pay a commission not exceeding ten per cent. to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company, but so that if the commission shall be paid or payable out of capital the conditions and requirements of the Companies Ordinance shall be observed and complied with, and the commission shall not exceed ten per cent., in each case, of the price at which the shares re issued.

12. If any shares in the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings, or the provision of any plant which cannot be made profitable for a lengthened period, the Company may pay interest on so much of such share capital as is for the time being paid up for the period and subject to the conditions and restrictions mentioned in the Companies Ordinance, may charge the sum so paid by way of interest to capital as part of the cost of construction of the works or buildings, or the provision of plant.

13. Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any share upon any trust, and the company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

14. (A) The Board shall cause to be kept a register of members, and there shall be entered therein the particulars required under the Companies Ordinance.

(B) Subject to the provisions of the Companies Ordinance, if the Board considers it necessary or appropriate, the Company may establish and maintain a branch register of members at such location outside Hong Kong as the Board thinks fit.

15. Every person whose name is entered as a member in the register shall be entitled without payment to receive within two months after allotment or within 10 business days after lodgement of a transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or, if he shall so request, in a case where the allotment or transfer is of a number of shares in excess of the number for the time being forming a stock exchange board lot, upon payment, in the case of a transfer, of such amount as the Board shall from time to time determine for every share certificate after the first, such number of certificates for shares in stock exchange board lots or multiples thereof as he shall request and one for the balance (if any) of the shares in question, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

16. Every certificate for shares or warrants or debentures or representing any other form of securities of the Company shall be issued under the seal of the Company, which for this purpose may be any official seal as permitted by Section 73A of the Companies Ordinance.

17. Every share certificate hereafter issued shall specify the number and class of shares in respect of which it is issued and the amount paid thereon, and may otherwise be in such form as the Board may form time to time prescribe.

18. (A) The Company shall not be bound to register more than four persons as joint holders of any share.

(B) If any share shall stand in the names of two or more persons, the person first named in the register shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or other matters connected with the Company, except the transfer of the share.

19. If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee, if any, and on such terms and conditions, if any, as to publication of notices, evidence and indemnity as the Board thinks fit and in the case of wearing out or defacement, after delivery up of the older certificate. In the case of destruction or loss, the person to whom such replacement certificate is given shall also bear and pay to the Company any exceptional

costs and the reasonable out-of-pocket expenses incidental to the investigation by the Company of the evidence of such destruction or loss and of such indemnity.

LIEN

20. The Company shall have a first and paramount lien on every share (not being a fully paid up share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share; and the Company shall also have a first and paramount lien and charge on all shares (other than fully paid up shares) standing registered in the name of member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien (if any) on a share shall extend to all dividends and bonuses declared in respect thereof. The Board may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be exempt wholly or partially from the provisions of this Article.

21. The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale be made unless some sum in respect of which the lien exists is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharge, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable or specifying the liability or engagement and demanding fulfilment of discharge thereof and giving notice of intention to sell in default shall have been given to the holder for the time being of the sharee or the person entitled by reason of his death or bankruptcy to the shares.

22. The net proceeds of such sale after the payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability or engagement in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale, the Board may authorise some person to transfer the shares sold to the purchaser and may enter the purchaser's name in the register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

23. The Board may from time to time make such calls as it may think fit upon the

members in respect of all moneys unpaid on the shares held by them respectively and not by the conditions of allotment thereof made payable at fixed times. A call may be payable either in one sum or by instalments. The Board may make arrangements on the issue of shares for a difference between the shareholders in the amount of calls to be paid and in the times of payment. The provisions of these Articles with respect to calls may in any share incentive scheme for employees approved by the Company be varied with respect to any shares issued pursuant to such scheme.

24. Fourteen days' notice at least of any call shall be given specifying the time and place of payment and to whom such call shall be paid.

25. A copy of the notice referred in Article 24 shall be sent to members in the manner in which notices may be sent to members by the Company as herein provided.

26. Every member upon whom a call is made shall pay the amount of every call so made on him to the person and at the time or times and place or places as the Board shall appoint.

27. Notice of the person appointed to receive payment of every call and of the times and places appointed for payment may be given to the members by notice to be inserted once in The Hongkong Government Gazette and once at least in both an English language newspaper in English and a Chinese language newspaper in Chinese and/or in the manner in which notices may be served by the Company as herein provided.

28. A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed.

29. The joint holders of a share shall be severally as well as jointly liable for the payment of all calls and instalments due in respect of such share or other moneys due in respect thereof.

30. The Board many from time to time and at its absolute discretion extend the time fixed for any call, and may similarly extend such time as to all or any of the members, from whom residence outside Hong Kong or other cause the Board may deem entitled to any such extension, but no member shall be entitled to any such extension except as a matter of grace and favour.

31. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest for the same at such rate not exceeding twenty per cent. per annum as the Board shall fix from the day appointed for the payment thereof to the time of the actual payment, but the Board may in its absolute discretion waive payment of such interest wholly or in part.

32. No member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another member) at any general meeting either

personally or by proxy, to be reckoned in a quorum, or to exercise any other privilege as a member until all calls or instalments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

33. On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution, making the call is duly recorded in the minute book, and that notice of such call was duly given to the member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

34. Any sum which by the terms of allotment of a share is made payable upon allotment, or at any fixed date, whether on account of the nominal value of the share and/or by way of premium, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture and the like, shall apply as if such sums had become payable by virtue of a call duly made and notified.

35. The Board may, if it thinks fit, receive from any member willing to advance the same, and either in money or money's worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him and upon all or any of the moneys so advanced the Company may pay interest at such rate (if any) not exceeding twenty per cent. per annum as the Board may decide provided that not until a call is made any payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the shares or the due portion of the shares upon which payment has been advanced by such member before it is called up. The Board may at any time repay the amount so advanced upon giving to such member not less than one month's notice in writing of their intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

TRANSFER OF SHARES

36. (A) Fully paid shares shall be freely transferable in accordance with Articles 36 to 44. All transfers of shares which are in certificated form may be effected by transfer in writing in the usual common form or in such other form as the Board may accept. All instruments of transfer must be left at the registered office or at such other place as the Board may appoint.

(B) All transfers of shares which are in uncertificated form may be effected by means of a Relevant System.

37. The instrument of transfer of any share shall be executed by or on behalf of the transferor and by or on behalf of the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee in entered in the register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

38. The Board may in the case of shares in certificated form, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any share (not being a fully paid up share) provided that any such refusal does not prevent dealings in partly-paid shares from taking place on an open and proper basis to a person of whom it does not approve or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also refuse, subject to the CREST Regulations, to register any transfer of any share to more than four joint holders or any transfer of any share (not being a fully paid up share) on which the Company has a lien.

39. The Board may also decline to recognise any instrument of transfer relating to shares in certificated form unless:

(A) the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer. In the case of a transfer in certificated form by a Recognised Clearing House or a nominee of a Recognised Clearing House or of a Recognised Investment Exchange the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question;

(B) the instrument of transfer is in respect of only one class of shares;

(C) the shares concerned are free of any lien in favour of the Company; and

(D) the instrument of transfer is properly stamped.

40. No transfer shall be made to an infant or to a person of unsound mind or under other legal disability.

41. If the Board shall refuse to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send notice of such refusal, as required by Section 69 of the Companies Ordinance.

42. Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a

new certificate shall be issued to the transferee in respect of the shares transferred to him, and if any of the shares included in the certificate so given up shall be retained by the transferor a new certificate in respect thereof shall be issued to him. The Company shall also retain the instrument of transfer.

43. The registration of transfers may be suspended and the register closed at such times and for such periods as the Board may from time to time determine and either generally or in respect of any class of shares, provided always that such registration shall not be suspended or the register closed for more than thirty days in any year or, with the approval of the Company in general meeting, sixty days in any year. In respect of shares which are Participating Securities, the register shall not be closed without the consent of the Operator.

44. (A) Subject to the [Statutes] and the rules (as defined in the CREST Regulations), the Board may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a Relevant System or that shares of any class should cease to be held and transferred as aforesaid.

(B) Provisions of the Articles shall not apply to shares of any class which are in uncertificated form to the extent that such provisions are inconsistent with:

(I) the holding of shares of that class in uncertificated form

(II) the transfer of title to shares of that class by means of a Relevant System; or

(III) any provision of the CREST Regulations.

TRANSMISSION OF SHARES

45. In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

46. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence as to his title being produced as may from time to time be required by the Board, and subject as hereinafter provided elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof.

47. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall testify his election by executing to his nominee a transfer of such share. All the

limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer executed by such member.

48. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if they think fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 79 being met, such a person may vote at meetings.

FORFEITURE OF SHARES

49. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of the call or instalment remains unpaid, without prejudice to the provisions of Article 32 hereof, serve a notice on him requiring payment of so much of the call of instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment.

50. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

51. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture. The Board may accept the surrender of any shares liable to be forfeited hereunder and in such cases references in these Articles to forfeiture shall include surrender.

52. Any share so forfeited shall be deemed to be the property of the Company, and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board thinks fit and at any time before a sale or disposal the forfeiture may be cancelled on such terms as the Board thinks fit.

53. A person whose shares have been forfeited shall cease to be member in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, together with (if the Board shall in its discretion so require) interest thereon from the date of

forfeiture until payment at such rate not exceeding twenty per cent. per annum as the Board may prescribe, and the Board may enforce the payment thereof if it thinks fit, and without any deduction or allowance for the value of the shares, at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Article any sum which, by the terms of issue of a shares, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

54. A statutory declaration in writing that the declarant is a Director or Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposal thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceeding in reference to the forfeiture, sale or disposal of the share.

55. When any share shall have been forfeited, notice of the resolution shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be invalidated by any failure to give such notice or make such entry as aforesaid.

56. Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, permit the shares forfeited to be bought back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as they think fit.

57. The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

58. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

STOCK

59. The Company may by ordinary resolution convert any paid up shares into stock, and may from time to time by like resolution reconvert any stock into paid up shares of any denomination.

60. The holders of stock may transfer the same or any part thereof in the same manner, and subject to the same regulations as and subject to which the shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit, but the Board may from time to time, if it thinks fit, fix the minimum amount of stock transferable and restrict or forbid the transfer of factions of that minimum, but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose. No warrants to bearer shall be issued in respect of any stock.

61. The holders of a stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings, and other matters, as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such right, privilege or advantage.

62. All such of the provisions of these presents as are applicable to paid up shares shall apply to stock, and the words **"share"** and **"shareholder"** therein shall include **"stock"** and **"stockholder"**.

ALTERATION OF CAPITAL

63. (A) The Company may from time to time by ordinary resolution:

(I) consolidate and divide all or any of its share capital into shares of larger or smaller amount than its existing shares; on any consolidation of fully paid shares into shares of larger amount, the Board may settle any difficulty which may arise as it thinks expedient and in particular (but without prejudice to the generality of the foregoing) may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into each consolidated share, and if it shall happen that any person shall become entitled to fractions of a consolidated share or shares, such fractions may be sold by some person appointed by the Board for that purpose and the person so appointed may transfer the shares so sold to the purchaser thereof and the validity of such transfer shall not be questioned, and so that the net proceeds of such sale (after deduction of the expenses of such sale) may either be distributed among the persons who would otherwise be entitled to a fraction or fractions of a consolidated share or shares rateable in accordance with their rights and interests or may be paid to the Company for the Company's benefit;

(II) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(III) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of the Companies Ordinance, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares.

(B) The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner authorised and subject to any conditions prescribed by law.

GENERAL MEETINGS

64. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it; and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Board shall appoint.

65. All general meetings other than annual general meetings shall be called extraordinary general meetings.

66. The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on requisition of members of the Company holding at the date of the deposit of the requisition not less than one-twentieth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, as provided by section 113 of the Companies Ordinance. If the Directors fail to convene an extraordinary general meeting notwithstanding the requisition of members of the Company in the manner aforesaid, such meeting may be convened by the requisitionists in the manner provided for in section 113 of the Companies Ordinance.

67. An annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days' notice in writing at the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by 14 days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or

deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given, in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under these Articles, entitled to receive such notices from the Company.

68. (A) The accidental omission to give any such notice to, or the non-receipt of any such notice by, any person entitled to receive such notice shall not invalidate any resolution passed or any proceeding at any such meeting.

(B) In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

69. All business shall be deemed special that is transacted at any extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of sanctioning dividends, the reading, considering and adopting of the Annual Report and other documents required to be annexed to the Annual Report, the election of Directors and appointment of Auditors and other officers in the place of those retiring, the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors.

70. For all purposes the quorum for a general meeting shall be two members present in person and holding either in his own right or by proxy at least one-tenth of the total voting rights of the Company. No business shall be transacted at any general meeting unless the requisite quorum shall be present at the commencement of the business.

71. If within fifteen minutes (or such longer period not exceeding one hour as the chairman of the meeting shall determine) from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week and at such time and place as shall be decided by the Board, and if at such adjourned meeting a quorum is not present within fifteen minutes (or such longer period not exceeding one hour as the chairman of the meeting shall determine) from the time appointed for holding the meeting, the member or members present in person shall be a quorum and may transact the business for which the meeting was called.

72. The Chairman of the Board shall take the chair at every general meeting, or if at any general meeting such Chairman shall not be present within fifteen minutes after the time appointed for holding such meeting or is unwilling to act or is absent from Hong Kong or has given notice to the Company of his

intention not to attend the meeting, a Deputy Chairman of the Board shall take the chair at such general meeting, or if there be no such Chairman or Deputy Chairman present at the meeting, any Director present shall take the chair at the relevant general meeting, and if no Director be present within fifteen minutes after the time appointed for holding the meeting, or if all Directors present decline to take the chair, then the members present and entitled to vote shall choose one of their own number to be Chairman of that meeting.

73. The Chairman may, with the consent of any general meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for fourteen days or more, at least seven clear days' notice, specifying the place, the day and the hour of the adjourned meeting shall be given in the same manner as in the case of an original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

74. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(A) by the Chairman; or

(B) by at least three members present in person or by proxy for the time being entitled to vote at the meeting; or

(C) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(D) by any member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll be so demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the member or proportion of the votes recorded in favour or against such resolution. The demand for a poll may be withdrawn.

75. If a poll is demanded as aforesaid, it shall (subject as provided in Article 76)

be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded, as the Chairman directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, with the consent of the Chairman, at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

76. Any poll duly demanded on the election of a chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment.

77. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote. In case of any dispute as to the admission or rejection of any vote, the Chairman shall determine the same, and such determination shall be final and conclusive.

78. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

VOTES OF MEMBERS

79. (A) Subject to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares, at any general meeting on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a representative duly authorised under section 115 of the Companies Ordinance, shall have one vote, and on a poll every member present in person or by proxy or by duly authorised representative shall have one vote for every fully paid share of which he is the holder and have for every partly paid share of which he is the holder the fraction of one vote equal to the proportion which the nominal amount due and paid up thereon bears to the nominal value of the share, but no amount paid or credited as paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share. On a poll a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

(B) A member of the Company, being a recognised clearing house within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (**"the clearing house"**) may authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any meeting of any class of member of the Company provided that, if more than one persons is so authorised, the authorisation must specify the number and class of shares in respect of which each such person is so authorised.

A person so authorised will be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual member of the Company.

80. Any person entitled under Article 46 to be registered as a shareholder may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares; provided that forty-eight hours at least before the time of the holding of the meeting or adjourned meeting as the case may be at which he proposes to vote, he shall satisfy the Board of his entitlement to such share, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

81. Where there are joint registered holders of any share, any one of such persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; but if more than one of such joint holders be present at any meeting personally or by proxy, that one of the said persons so present whose name stands first on the register in respect of such shares, shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

82. A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in cases of mental disorders, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the registered office of the Company not less than forty-eight hours before the time for holding the meeting, or adjourned meeting or poll, as the case may be.

83. (A) Save as herein expressly provided, no person other than a member duly registered and who shall have paid everything for the time being due from him and payable to the Company in respect of his shares and is entitled to attend and vote shall be entitled to be present or to vote (save as proxy for another member) either personally or by proxy, or to be reckoned in a quorum (save as proxy for another member), at any general meeting.

(B) No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, any vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman, whose decision shall be final and conclusive.

(C) Where any shareholder is required to abstain from voting on any particular resolution or restricted to voting only for or only against any

particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.

84. Any member of the Company entitled to attend and vote at a meeting of the Company or a meeting of the holder of any class of shares in the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. On a poll votes may be given either personally or by proxy. A proxy need not be a member of the Company. A member may appoint more than one proxy to attend on the same occasion.

85. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation, either under seal, or under the hand of an officer or attorney duly authorised.

86. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company or at such other place as is specified in the notice of meeting or in the instrument of proxy issued by the Company not less than forty-eight hours before the time for holding the meeting or adjourned meeting or poll (as the case may be) at which the person named in such instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after expiration of twelve months from the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.

87. Every instrument of proxy, whether for a specified meeting or otherwise, shall be in such from as the Board may from time to time approve.

88. The instrument appointing proxy to vote at a general meeting shall: (i) be deemed to confer authority upon the proxy to demand or join in demanding a poll and to vote on any resolution (or amendment thereto) put to the meeting for which it is given as the proxy thinks fit provided that any form issued to a member for use by him for appointing a proxy to attend and vote at an extraordinary general meeting or at an annual general meeting at which any business is to be transacted shall be such as to enable the member, according to his intention, to instruct the proxy to vote in favour of or against (or, in default of instructions, to exercise his discretion in respect of) each resolution dealing with any such business; and (ii) unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

89. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the

principal or revocation of the proxy or power of attorney or other authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, unsoundness of mind, revocation or transfer as aforesaid shall have been received by the Company at the registered office, or at such other place as is referred to in Article 86, prior to two hours before the commencement of the meeting, adjourned meeting or poll, as the case may be, at which the proxy is used.

90. Any corporation which is a member of the Company by resolution of its directors or other governing body authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or of any class of members of the Company, and the persons so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were an individual member of the Company.

REGISTERED OFFICE

91. The registered office of the Company shall be at such place in Hong Kong as the board shall from time to time appoint.

BOARD OF DIRECTORS

92. The number of Directors shall not be less than two. The Company may from time to time in general meeting by ordinary resolution (a) increase or reduce the number of Directors but so that the number of Directors shall never be less than two and (b) elect any willing person to be a Director, either as an extra Director or to fill a vacancy.

93. The Board shall have power from time to time, and at any time to appoint any person as a Director either to fill a casual vacancy or as an addition to the Board. Any Director so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election at that meeting.

94. A Director need not hold any qualification shares but shall nevertheless be entitled to receive notice of and to attend and speak at all general meetings of the Company and at all separate meetings of the respective holders of all classes of shares of the Company.

95. The Directors shall be entitled to receive by way of remuneration for their services such sum as shall from time to time be determined by the Company in general meeting, such sum (unless otherwise directed by the resolution by which it is voted) to be divided amongst the Directors in such proportions and in such manner as the Board may agree or, failing agreement, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has

held office. The foregoing provisions shall not apply to a Director who holds any salaried employment or office in the Company except in the case of sums paid in respect of Directors' fees.

96. The Directors shall also to be entitled to be repaid all travelling, hotel and other expenses reasonably incurred by them respectively in or about the performance of their duties as Directors, including their expenses of travelling to and from board meetings, committee meetings or general meetings or otherwise incurred whilst engaged in the business of the Company.

97. The Board may grant special remuneration to any Director who, being called upon, shall perform any special or extra services to the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by way of salary, or commission, participation in profits or otherwise as may be arranged.

98. Notwithstanding the foregoing Articles 95, 96 and 97, the remuneration of an executive Director or a Director appointed to any other office in the management of the Company shall from time to time be fixed by the Board (in accordance with the recommendations of the Remuneration Committee, but not otherwise) and may be by way of salary, commission, or participation in profits or otherwise or by all or any of those modes and with such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time (in accordance with the recommendations of the Remuneration Committee, but not otherwise) decide, Such remuneration shall be in addition to his remuneration as Director.

99. (A) A Director shall vacate his office:

(I) If he becomes bankrupt or has a receiving order made against him or suspends payment, or compounds with his creditors.

(II) If he becomes of unsound mind.

(III) If he absents himself from the meetings of the Board during a continuous period of six months without special leave of absence from the Board and the Board passes a resolution that he has by reason of such absence vacated his office.

(IV) If he becomes prohibited from being a Director by reason of any order made under any provision of the Companies Ordinance.

(V) If by notice in writing delivered to the Company at its registered office he resigns his office.

(VI) If he shall be removed from office by notice in writing served upon him signed by no less than three quarters of the total

number of Directors for the time being of the Company.

(VII) If he is also an employee of the Company, upon his resignation from such employment or upon his employment with the Company being terminated for whatsoever reason, but he may be reappointed as a non-executive Director if the Board so chooses.

(B) Subject to the provisions of the Companies Ordinance no Director shall be required to vacate office or be ineligible for re-election or re-appointment as a Director, and no person shall be ineligible for appointment as a Director, by reason only of his having attained any particular age.

100. (A) A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

(B) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

(C) A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or any other company in which the Company may be interested, and shall not be liable to account to the Company or the members for any remuneration, profits or other benefits received by him as director or officer of or from his interest in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company or exercisable by it as director of such other company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

(D) A director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment as the holder of office or place of profit with the Company or any other company in which the Company is interested (including the arrangement or variation of the terms thereof, or the termination thereof).

(E) Where arrangements are under consideration concerning that

appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of the terms thereof, or the termination thereof) and except (in the case of an office or place of profit with any such other company as aforesaid) where the other company is a company in which the Director together with any of his associates own 5 per cent. or more.

(F) Subject to the Companies Ordinance and to the next paragraph of this Article, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatsoever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company of the members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

(G) A Director who, to his knowledge, is interested or has an associate who is interested, in any way, whether directly or indirectly, in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest or the interest of his associate at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration if he knows his interest or the interest of his associate then exists; or in any other case at the first meeting of the Board after he knows that he or his associate is or has become so interested. For this purpose, a general notice to the Board by a Director to the effect that:-

(I) he or any of his associates is a member of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or

(II) he or any of his associates is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him or them; or

(III) he is a public officer (as defined in the Interpretation and

General Clauses Ordinance, Chapter 1 of the Laws of Hong Kong) and is to be regarded as interested in any contract or arrangement which may any time after the date of the notice be made with the Government or the Financial Secretary Incorporated;

shall be deemed to be a sufficient declaration of interest in relation to any such subsequent contract or arrangement; provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

(H) Save as otherwise provided by the Articles, a Director shall not vote (nor be counted in the quorum) on any resolution of the Board in respect of any contract, arrangement or proposal in which he or any of his associates is materially interested, but this prohibition shall not apply to any of the following matters namely:-

(I) any contract or arrangement for the giving to such Director or any of his associates of any security or indemnity in respect of money lent by him or them or obligations incurred or undertaken by him or them for the benefit of the Company and any of its subsidiaries;

(II) any contract or arrangement for the giving by the Company of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or any of his associates has himself or themselves assumed responsibility in whole or in part and whether alone or jointly under a guarantee or indemnity or by the giving of security;

(III) any contract or arrangement concerning an offer of the shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or any of his associates is or is to be interested as a participant in the underwriting or sub-underwriting of the offer;

(IV) any contract or arrangement in which the Director or any of his associates is interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his or their interest in shares or debentures or other securities of the Company;

(V) any contract, arrangement or proposal concerning any company in which the Director or any of his associates is interested only, whether directly or indirectly, as an officer or executive or shareholder or in which the Director or any of his associates is

beneficially interested in shares of that company, provided that he, together with any of his associates, in not beneficially interested in 5 per cent. or more of the equity share capital of such company (whether his interest is derived through any third company) or of the voting rights available to members of such company;

(VI) any proposal or arrangement concerning the benefit of employees of the Company or its subsidiaries including the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates to directors (and their associates) and employees of the Company or of any of its subsidiaries and does not provide in respect of any Director or any of his associates who may be employees of the Company as such any privilege or advantage not accorded to the employees to which such scheme or fund relates; and

(VII) any proposal or arrangement concerning the adoption, modification or operation of any share scheme involving the issue or grant of options over shares or other securities by the Company to, or for the benefit of the employees of the Company or of any of its subsidiaries, under which the Director or any of his associates who may be employees of the Company or any of its subsidiaries may benefit.

(I) A company shall be deemed to be a company in which a Director and/or any of his associates own 5 per cent. or more if and so long as (but only if and so long as) he and/or any of his associates is or are (either directly or indirectly) the holders of or beneficially interested in 5 per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For the purpose of this paragraph there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director is interested only as an unit holder.

(J) Where a company in which a Director and/or any of his associates hold 5 per cent. or more is materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction.

(K) If any question shall arise at any meeting of the Board as to the materiality of the interest (including, for these purposes, the interest of any of his associates) of a Director (including the Chairman of meeting) or as to the entitlement of any Director to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not be counted in the quorum, such question

shall be decided by a resolution of the Board (for which purpose such Director shall not be counted in the quorum and shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Director as known to such Director has not been fairly disclosed to the Board.

(L) A Director shall not vote (nor be counted in the quorum) on any resolution of the shareholders in respect of any contract or arrangement in which he is to his knowledge materially interested provided that this prohibition shall not apply to any of the matters specified as (I) to (VII) inclusive in Article 100(H).

(M) The Company may by ordinary resolution ratify any transaction not duly authorised by reason of a contravention of these Articles provided that no Director who is materially interest in such transaction, together with any of his associates, shall vote upon such Ordinary Resolution in respect of any shares in the Company in which they are interested.

101. (A) At each annual general meeting one half of the Directors for the time being (or, if their number is not a multiple of two, then the number nearest to but not greater than one half) shall retire from office. Any Director retiring at a meeting pursuant to this Article 100 shall retain office until the close or adjournment of the meeting.

(B) Any Director who wishes to retire and not to offer himself for re-election shall be included for the purposes of determining the number of the Directors to retire at any annual general meeting pursuant to the preceding Article 101(A). Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last election or appointment and so that as between persons who became or were last elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for election.

(C) At the general meeting at which a Director retires in accordance with these Articles, the Company may pass an ordinary resolution to re-elect the Director (unless such Director has given notice in writing to the Company that he is unwilling to be re-elected) or to elect some other eligible person in his place.

102. No person, other than a retiring Director, shall, unless recommended by the Directors for election, be eligible for election to the office of Director at any general meeting, unless notice in writing of the intention to propose that person for election as a Director and notice in writing by that person of his willingness to be elected shall have been given to the Company in each case, during the period (being a period of at least seven days) commencing on the day after despatch of the notice of general meeting at which elections to the office of Director are to considered and ending on the day that falls seven days

before the date of the general meeting (both days inclusive).

103. The Company shall keep at its office a register containing all such particulars of its Directors as are required by the Companies Ordinance to be kept therein and shall send to the Registrar of Companies a copy of such register and shall from time to time notify to the Registrar any change that takes place in such Directors or their particulars as required by the Companies Ordinance.

104. The Company may by ordinary resolution remove any Director (including a managing or other executive Director) before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim which such Director may have for damages for any breach of any contract of service between him and the Company) and may elect another person in his stead. Any person so elected shall hold office for such time only as the Director in whose place he is elected would have held the same if he had not been removed. Special notice, in accordance with the Companies Ordinance, shall be required in relation to any meeting at which such an ordinary resolution is to be considered.

105. The Board may by a resolution passed by no less than three quarters of the total number of Directors for the time being of the Company remove any Director prior to the expiration of his period of office notwithstanding anything in these Articles or any agreement between the Company and such Director (but without prejudice to any claim which such Director may have for damages for any breach of contract of service between him and the Company). The appointment of another Director in his stead shall be in accordance with Article 93.

BORROWING POWERS

106. The Board may from time to time at their discretion exercise all the powers of the Company to raise or borrow, or to secure the payment of, any sum or sums of money for the purposes of the Company and to mortgage or charge its undertaking, property and uncalled capital or any part thereof.

107. The Board may raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as it thinks fit and in particular, by the issue of debentures, debenture stock, bonds or other securities of the Company, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

108. Debentures, debenture stock, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

109. Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at

general meeting of the Company, appointment of Directors and otherwise.

110. The Board shall cause a proper register to be kept, in accordance with the provisions of the Companies Ordinance, of all mortgages and charges specifically affecting the property of the Company shall duly comply with the requirements of the Companies Ordinance, in regard to the registration of mortgages and charges therein specified and otherwise.

111. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge, therein shall take the same subject to such prior charge, and shall not be entitled, by notice to the members or otherwise, to obtain priority over such prior charge.

POWER OF DIRECTORS

112. (A) Subject to any exercise by the Board of the powers conferred by Articles 113, 114, 115, 121 and 132, the management of the business of the Company shall be vested in the Board who, in addition to the powers and authorities by these Articles expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done or approved by the Company and are not hereby or by the Companies Ordinance expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the Companies Ordinance and of these Articles and to any regulations from time to time made by the Company in general meeting not being inconsistent with such provisions or these Articles, provided that no regulation so made shall invalidate any prior act of the Board which would have been valid if such regulation had not been made.

(B) Without prejudice to the general powers conferred by these Articles it is hereby expressly declared that the Board shall have the following powers:

(I) To give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed.

(II) In accordance with the recommendations of the Remuneration Committee, but not otherwise, to give any executive Directors, officers or servants of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

SENIOR MANAGEMENT

113. The Board may from time to time appoint managers and senior staff (collectively "**Senior Management**") of the Company and the Board may (in accordance with the recommendations of the Remuneration Committee, but

not otherwise) fix his or their remuneration either by way of salary or commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes and pay the working expenses of any of the staff of such Senior Management who may be employed by him or them upon the business of the Company.

114. The appointment of such Senior Management may be for such period as the Board may decide, and the Board may confer upon him or them all or any of the powers of the Directors as it may think fit. When appointing such Senior Management, the Board will give clear directions to such Senior Management as to the matters that must be approved by the Board before decisions are made on behalf of the Company.

115. Subject to Article 1123 the Board may enter into such agreement or agreements with any such Senior Management upon such terms and conditions in all respects as the Board may in its absolute discretion thinks fit, including a power for such senior staff to appoint other employees under them for the purpose of carrying on the business of the Company.

CHAIRMAN

116. The Board may elect a Chairman and one or more Deputy Chairman for their meetings and determine the period of which the Chairman and any of the Deputy Chairman are to hold office; but if at any meeting the Chairman is not present, or is unwilling so to act within five minutes after the time appointed for holding the same, the Deputy Chairman or any one of them (if more than one Deputy Chairman has been appointed), shall be the Chairman of that meeting; or if no such Chairman is elected and/or no Deputy Chairman is present or is willing so to act within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman for that meeting.

PROCEEDINGS OF THE DIRECTORS

117. The Board shall meet regularly at least four times a year at approximately quarterly intervals (each a **"regular Board meeting"**). Written notice of at least 14 days shall be given of a regular Board meeting (exclusive of the day on which it is served, and of the day for which it is given) and reasonable notice should be given of all other Board meetings. Not less than one-third of the total number of Directors for the time being of the Company is required to constitute a quorum. Subject to the foregoing, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit. Any Director may participate in a meeting of the Board or of any such committee of the Board by electronic means. In this Article **"electronic"** means actuated by electric, magnetic, electro-magnetic, electro-chemical or electro-mechanical energy and **"by electronic means"** means by any manner only capable of being so actuated. A person in communication by electronic means with the Chairman and with all other parties to a meeting of the Board or of a committee of the Board shall

be regarded for all purposes as personally attending such a meeting provided only for so long as at such a meeting he has the ability to communicate interactively and simultaneously with all other parties attending the meeting including all persons attending by electronic means. A meeting at which one or more of the Directors attends by electronic means is deemed to be held at such place as the Directors shall at the said meeting resolve. In the absence of a resolution as aforesaid, the meeting shall be deemed to be held at the place, if any, where a majority of the Directors attending the meeting are physically present, or in default of such a majority, the place at which the Chairman of the meeting is physically present.

118. A Director may and, on request of a Director, the Secretary shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be given to each Director either in writing or by facsimile at the facsimile number from time to time notified to the Company by such Director or by electronic mail at the electronic mail address from time to time notified to the Company by such Director or in such other manner as the Board may from time to time determine. A Director may waive notice of any meeting and any such waiver must be in writing and may be prospective or retrospective.

119. Questions arising at any meeting of the Board shall be decided by a majority of votes, and in case of an equality of votes the Chairman shall have a second or casting vote. Questions arising at any meeting of a committee of the Board shall be decided by a majority of votes and in case of an equality of votes the chairman of such meeting shall have a second or casting vote.

120. A meeting of the Board for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the Articles of the Company for the time being vested in or exercisable by the Board generally.

121. The Board may delegate any of their powers to committees consisting of such member or members of its body as the Board think fits, and it may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to person or purposes. Such committees shall be formed with specific terms of reference which clearly deal with the committee's authority and duties. Such terms of reference will require such committees to report back to the Board on their decisions and recommendations (except where there are legal or regulatory restrictions on so doing). Every committee so formed shall in the exercise of the powers so delegated conform to its terms of reference that are from time to time imposed upon it by the Board.

122. All acts done by any such committee in conformity with its terms of reference, and in fulfillment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect, as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any special committee, and charge such remuneration to the current expenses of the Company.

123. Unless otherwise determined by the Board (in the terms of reference for the relevant committee or otherwise), two Directors shall form a quorum for any meeting of a committee of the Board. A committee may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their numbers to be chairman of the meeting. A committee may meet and adjourn as its members think proper.

124. All acts *bona fide* done by any meeting of the Board or by a committee of the Board, or by any person acting as a Director shall, notwithstanding that it shall be afterwards discovered that there was some defect or irregularity in the appointment of any such Director acting in the Board or committee or person acting as aforesaid or that he had by virtue of Article 99(A) ceased to be a Director, be as valid as if every such person had been duly appointed and had not ceased to be Director.

125. The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the minimum number fixed by or pursuant to these Articles, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

126. A resolution in writing signed by all the Directors, except such as are temporarily unable to act through ill-health or disability, shall (so long as they constitute a quorum as provided in Article 117) be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held and may consist of several documents in like form each signed by one or more of the Directors. Notwithstanding anything herein, if a substantial shareholder or a Director or an associate of any of them has a conflict of interest in a matter to be considered by the Board which the Board has determined to be material (save for any conflict of interest in a matter in the manner mentioned in Article 100(G)(III)), that matter shall not be dealt with by way of circulation pursuant to Article 126 or by a committee of the Board, but a meeting of the Board shall be held. All independent non-executive Directors who, and whose associates, have no material interest in the transaction shall be present at such Board meeting for a quorum to be duly constituted for such meeting. The exceptions set out in Article 100(H) shall be taken into account to determine if a substantial shareholder or a Director or an associate of any of them has a conflict of interest as if references therein to **"Director"** may also mean a substantial shareholder. The term **"substantial shareholder"** shall have the meaning given to it in the Listing Rules.

SECRETARY

127. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit, and any Secretary so appointed may be removed by the Board. Anything by the Companies

Ordinance or these Articles required or authorised to be done by or to the Secretary, if the office is vacant or there is for any other reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially on that behalf by the Board.

128. The Secretary shall be an individual, ordinarily resident in Hong Kong.

129. A provision of the Companies Ordinance or of these Articles requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

MANAGEMENT - MISCELLANEOUS

130. (A) The Board shall provide for the safe custody of the seal which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf, and every instrument to which the seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose. Provided that the Board may either generally or in any particular case or cases resolve (subject to such restrictions as to the manner in which the seal may be affixed as the Board may determine) that such signatures or any of them may be affixed to certificates for shares or debentures or representing any other form of security by some mechanical means other than autographic to be specified in such resolution or that such certificates need not be signed by any person. Every instrument executed in manner provided by this Article shall be deemed to be sealed and executed with the authority of the Board previously given.

(B) The Company may have an official seal for use for sealing certificates for shares or other securities issued by the Company as permitted by Section 73A of the Companies Ordinance (and no signature of any Director, officer or other person and no mechanical reproduction thereof shall be required on any such certificates or other document and any such certificates or other document to which such official seal is affixed shall be valid and deemed to have sealed and executed with the authority of the Board notwithstanding the absence of any such signature or mechanical reproduction as aforesaid) and an official seal for use abroad under the provisions of the Companies Ordinance where and as the Board shall determine, and the Company may by writing under the seal appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the Company for the purpose of affixing and using such official seal and they may impose such restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

131. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company's banking account shall be kept with such banker or bankers as the Board shall from time to time determine.

132. (A) The Board may from time to time, and at any time, by power of attorney under the common seal, appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers authorities and discretions vested in him.

(B) The Company may, by writing under its common seal, empower any person, either generally or in respect of any specified matter, as its attorney, to execute deeds and instruments on its behalf and to enter into contracts and sign the same on its behalf in any place not situate within Hong Kong, and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the common seal of the Company.

133. The Board may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and who hold or who have held any salaried employment or office in the Company or such other company, and the wives, widows, families and dependants of any such person. The Board may also establish and subsidise to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such

donation, gratuity, pension, allowance or emolument.

CAPITALISATION OF RESERVES

134. (A) The Company in general meeting may upon the recommendation of the Board resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution (and not required for the payment or provision of the dividend on any shares with a preferential right to dividend) and accordingly that such sums be set free for distribution amongst the members holding ordinary shares in proportion to the number of ordinary shares (whether or not fully paid) held by them respectively on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid, or partly in the one way and partly in the other, and the Board shall give effect to such resolution, provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Articles, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid up shares.

(B) Whenever such a resolution as aforesaid shall have been passed the Board shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully paid up shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board to make such provision by the issue of fractional certificates or by payment in cash or otherwise (including provision for the benefit of fractional entitlements to accrue to the Company rather than to the members concerned) as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalization, or, as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

SUBSCRIPTION RIGHTS RESERVE

135. (A) If, so long as any of the rights attached to any warrants issued by the

Company to subscribe for shares of the Company shall remain exercisable, the Company does any act or engages in any transactions which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share then the following provisions shall apply:

(I) as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Article) maintain in accordance with the provisions of this Article a reserve (the **"Subscription Rights Reserve"**) the amount of which shall at no time be less than the sum which for the time being would be required to be capitalized and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub-paragraph (III) of this paragraph (A) on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Rights Reserve in paying up such additional shares in full as and when the same are allotted;

(II) the Subscription Rights Reserve will not be used for any purpose other than that specified above until all other reserves of the Company (other than share premium account and capital redemption reserve fund) have been used and will then only be used to make good losses of the Company if and so far as is required by law;

(III) upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or as the case maybe, the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder credited as fully paid such additional nominal amount of shares as is equal to the difference between:

(a) the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights) and

(b) the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to

represent the right to subscribe for shares at less than par;

and immediately upon such exercise so much of the sum standing to the credit of the Subscription Rights Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalized and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted and credited as fully paid to the exercising warrantholders;

(IV) if upon the exercise of the subscription rights represented by any warrant the amount standing to the credit of the Subscription Rights Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which exercising warrantholder is entitled, the Board shall apply any profits or reserve then or thereafter becoming available (including to the extent permitted by law, share premium account and capital redemption reserve fund) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until such time no dividend or other distributions shall be paid or made on the shares. Pending such payment up and allotment the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefore and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.

(B) Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned.

(C) Notwithstanding anything contained in paragraph (A) of this Article no fraction of a share shall be allotted on exercise of the subscription rights.

(D) The provisions of this Article as to the establishment and maintenance of the Subscription Rights Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating, the provisions for the benefit of any warrantholder or class of warrantholders under this Article without the sanction of a special resolution of such warrantholders or class of warrantholders.

(E) A certificate or report by the Auditors as to whether or not the Subscription Rights Reserve is required to be established and maintained, as to the purposes for which the Subscription Rights Reserve has been used, as to the extent to which it has been to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to an exercising warrantholder credited as fully paid and as to any other matter concerning the Subscription Rights Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

DIVIDENDS AND RESERVES

136. The Company in general meeting may declare dividends in any currency, but no dividends shall exceed the amount recommended by the Board.

137. (A) The Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company, and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts *bona fide* the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights.

(B) The Board may also pay half-yearly or at other suitable intervals to be settled by it any dividend which may be payable at a fixed rate if the Board is of the opinion that the profits justify the payment.

138. (A) No dividend shall be payable except out of the profits of the Company. No dividend shall carry interest.

(B) For so long as any share issued under any share incentive scheme for employees remains subject to restrictions on dividends, voting and transfer imposed thereby, but without prejudice to the entitlement of the holder of such share to participate in any distribution on capitalization of reserves under Article 134, no dividend whether payable in cash or in specie or by way of allotment of fully paid shares under Article 140 hereof shall be declared or paid on such share.

139. Whenever the Board or the Company in general meeting have resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind

and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue fractional certificates, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payment shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest and such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective. Where requisite, a contract shall be filed in accordance with the provisions of the Companies Ordinance, and the Board may appoint any person to sign such contract on behalf of the persons entitled to the dividend, and such appointment shall be effective.

140. (A) Whenever the Board or the Company in general meeting have resolved that a dividend be paid or declared on the share capital of the Company, the Board may further resolve:

(I) That such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid provided that the shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply:

(a) the basis of any such allotment shall be determined by the Board;

(b) the Board, after determining the basis of allotment, shall give not less than two weeks' notice in writing to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(c) the right of election may be exercised in whole or in part;

(d) the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (**"the non-elected shares"**) and in satisfaction thereof shares shall be allotted credited as fully paid to the holders of the non-elected shares on the basis of allotment determined

as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or reserve or other special account other than the Subscription Rights Reserve or Conversion Rights Reserve or Capital Redemption Reserve Fund (if there be any such Reserves)) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

(II) That the shareholders entitled to such dividend be entitled to elect to receive an allotment of shares credited as fully paid in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:

(a) the basis of any such allotment shall be determined by the Board;

(b) The Board, after determining the basis of allotment, shall give not less than two weeks' notice in writing to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(c) the right of election may be exercised in whole or in part;

(d) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (**"the elected shares"**) and in lieu thereof shares shall be allotted credited as fully paid to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserve or reserves or other special account other than the Subscription Rights Reserve or Conversion Rights Reserve or Capital Redemption Reserve Fund (if there be any such Reserves)) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the elected

shares on such basis.

(B) (I) The shares allotted pursuant to the provisions of paragraph (A) shall rank *pari passu* in all respects with the shares of the same class (if any) then in issue save only as regards participation in the relevant dividend.

(II) The Directors may do all acts and things considered necessary or expedient to give effect to any capitalization pursuant to the provisions of paragraph (A), with full power to the Board to make such provisions as they think fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlement are aggregated or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Board may authorise any person to enter into, on behalf of all members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(C) The Company may upon the recommendation of the Board by special resolution resolve in respect of any particular dividend of the Company that notwithstanding the provisions of paragraph (A) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

(D) The Board may on any occasion determine that an allotment of shares under paragraph (A)(I) of this Article or a right of election to receive an allotment of shares under paragraph (A)(I) of this Article shall not be made or made available to any shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the allotment of shares or the circulation of an offer of such right of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

141. The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan capital or for equalizing dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other thank shares of the Company) as the Board may from time to time think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct

from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to divide.

142. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid up on the shares in respect whereof the dividend is paid, but no amount paid up or credited as paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid up on the shares during any portion or portions of the period in respect of the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such shares shall rank for dividend accordingly.

143. (A) The Board may retain any dividends or other moneys payable on or in respect of a share upon which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

(B) The Board may deduct from any dividend or bonus payable to any member all sums of money (if any) presently payable by him to the Company on account of calls, instalments or otherwise in relation to the shares of the Company.

144. Any general meeting sanctioning a dividend may make a call on the members of such amount as the meeting fixes, but so that the call on each member shall not exceed the dividend payable to him, and so that the call be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the member, be set off against the call.

145. A transfer of shares shall not pass the right to any dividend or bonus declared thereon before the registration of the transfer.

146. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividend, interim dividends or bonuses and other moneys payable in respect of such shares.

147. Unless otherwise directed by the Board, any dividend or bonus may be paid by cheque or warrant sent through the post to the registered address of the member entitled, or, in case of joint holders, to the registered address of that one whose name stands first in the register in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct. Every cheque or warrant so sent shall be sent at the risk of the holder or joint holder, as the case may be, and made payable to the order of the person to whom it is sent, and the payment of any such cheque or warrant shall operate as a good discharge to the Company in respect of the dividend and/or bonus represented thereby, notwithstanding that it may subsequently appear that the same has been stolen, or that any endorsement thereon has been

forged.

148. All dividends or bonuses unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the benefit of the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof for any profit or benefit derived therefrom. All dividends or bonuses unclaimed for six years after having been declared may be forfeited by the Board and shall revert to the Company.

149. Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same be payable or distributable to the persons registered as the holders of such shares on a particular date or at a point of time on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights *inter se* in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall *mutatis mutandis* apply to bonuses, capitalization issue, distributions of realised capital profits or offers or grants made by the Company to the members.

150. Without prejudice to the rights of the Company under Article 148, the Company may cease sending such cheques for dividend entitlement or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for divided entitlements or dividend warrants after the first occasion on which such a cheque for dividend entitlements or dividend warrants is returned delivered.

151. The Company shall have the power to sell, in such manner as the Board may think fit, any shares of a member who is untraceable, but no such sale shall be made unless:

(I) all cheques or warrants, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles of the Company have remained uncashed;

(II) so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(III) the Company has caused an advertisement to be inserted in English in an English language newspaper and in Chinese in a Chinese language newspaper giving notice of its intention to sell such shares and a period of three months has elapsed since the date of such advertisement.

For the purpose of the foregoing, **"relevant period"** means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (III) of this Article and ending at the expiry of the period referred to in that paragraph.

To give effect to any such sale the Board may authorise any person to transfer the said shares and instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

ACCOUNTS

152. The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Companies Ordinance or necessary to give a true and fair view of the Company's affairs and to explain its transactions.

153. The books of accounts shall be kept at the registered office or at such other place or places as the Board thinks fit and shall always be open to the inspection of the Directors.

154. The Board shall from time to time determine whether and to what extent, at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of the members not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Companies Ordinance or authorised by the Directors or by the Company in general meeting.

155. (A) The Board shall from time to time in accordance with the provisions of the Companies Ordinance cause to be prepared and to be laid before the members of the Company at every annual general meeting, the Annual Report and/or the summary financial report which companies with Section 141CF(1) of the Companies Ordinance and such other

reports and accounts as may be required by law.

(B) Every Annual Report shall be signed pursuant to the provisions of the Companies Ordinance and copies of those documents (including but not limited to the Annual Report and/or the summary financial report) which are to be laid before the members of the Company at an annual general meeting shall not less than 21 days before the date of the annual general meeting be made available in printed form and/or using electronic means whether in the English language only, in the Chinese language only or in both the English language and the Chinese language and at the same time as the notice of an annual general meeting to every member of the Company, every holder of debentures of the Company, every person registered under Article 46 and every other person entitled to receive notices of general meetings of the Company in compliance with any applicable law, rules or regulations, provided that the Company shall not be required to make available those documents to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures whether in printed form or by electronic means. In the case of those documents being made available in printed form, such documents will be sent by post to the registered addresses of those entitled to receive them as set out above.

(C) Where a member, in accordance with any applicable law, rules or regulations has consented to treat the publication of the Annual Report or the summary financial report as set out in Article 155(A) using electronic means or has consented to receiving the summary financial report instead of the Annual Report, as discharging the Company's obligation under any applicable law, rules or regulations to send a copy of such relevant financial documents, then publication by the Company, in accordance with any applicable law, rules or regulations, using electronic means of such relevant financial documents and/or receipt by such member of the summary financial report at least 21 days before the date of the relevant general meeting, shall, in relation to each such member, be deemed to discharge the Company's obligations under Article 155(A) provided that any person who is otherwise entitled to such financial documents of the Company may, if he so requires, by notice in writing served on the Company, demand that the Company sends to him, a complete printed copy of the Annual Report or the summary financial report not previously requested by him.

AUDITORS

156. Auditors shall be appointed and their duties regulated in accordance with the provisions of the Companies Ordinance.

157. Subject as otherwise provided by the Companies Ordinance, the remuneration of the auditors shall be fixed by the Company in general meeting.

158. Every statement of accounts, audited by the Company's Auditors and presented by the Board at an annual general meeting, shall after approval at such meeting, be conclusive except as regards any error discovered therein. Whenever any such error is discovered, it shall forthwith be corrected, and the statement of accounts amended in respect of the error shall be conclusive.

NOTICES

159. Any notice or document or any Corporate Communication to be given or issued under these Articles shall be in writing, and may be served by the Company and/or by the Board on any member either personally or by sending it through the post in a prepaid letter, envelope or wrapper addressed to such member at his registered address as appearing in the register or (in the case of notice) by advertisement published in both an English language newspaper in English and a Chinese language newspaper in Chinese or by any electronic means in compliance with Articles and any applicable law, rules or regulations provided that the Company has obtained the member's prior express positive confirmation in writing to receive or otherwise have made available to him notices and documents to be given or issued to him by the Company by such electronic means. In the case of joint holders of a share, all notices shall be given to that holder for the time being whose name stands first in the register and notice so given shall be sufficient notice to all the joint holders.

160. A member shall be entitled to have notice served on him at any address within Hong Kong or by any electronic means in compliance with these Articles, legislation and any applicable law, rules or regulations. Any member whose registered address is outside Hong Kong may notify the Company in writing of an address in Hong Kong which for the purpose of service of notice shall be deemed to be his registered address. A member who does not notify the Company of an address in Hong Kong may notify the Company of an address outside Hong Kong and the Company may serve notices on him at such overseas address. In the absence of notification by a member of an address in Hong Kong or overseas for the purpose of service of notice, such member shall deemed to have received any notice which shall have been displayed at the registered office of the Company and shall have remained there for the space of twenty-four hours and such notice shall be deemed to have been received by such member on the day following that on which it shall have been first so displayed.

161. Any notice sent by post shall be deemed to have been served on the day following that on which the envelope or wrapper containing the same is put into a post office situated within Hong Kong and in providing such service it shall be sufficient to prove that the envelope or wrapper containing the notice was properly prepaid (and in the case of an address outside Hong Kong where airmail service can be extended thereto airmail postage prepaid), addressed and put into such post office and a certificate in writing signed by the Secretary or other person appointed by the Board that the envelope or wrapper containing the notice was so addressed and put into such post office shall be conclusive evidence thereof. Any notice or

document or Corporate Communication sent by electronic mail shall be deemed to have been served at the time when such notice or document or Corporate Communication is transmitted provided no notification is received by the Company that such notice or document has not reached its recipient. Any notice or document or Corporate Communication which the Company has made available to any member by publication on its own website or computer network shall be deemed to have been served on the day on which such publication is made.

162. A notice or document or Corporate Communication may be given by the Company to the person or persons entitled to a share in consequence of the death, mental disorder of a member in the manner set out in Article 159 in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

163. Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which previously to his name and address being entered on the register shall be duly given to the person from whom he derives his title to such share.

164. Any notice or document or Corporate Communication delivered or sent by post or left at the registered address of any member or made available by electronic means in compliance with these Articles, legislation and any applicable law, rules or regulations, shall notwithstanding that such member be then deceased and whether or not the Company has notice of his death be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such member until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such shares.

165. (A) The signature to any notice to be given by the Company may be written or printed by means of facsimile or where relevant, by Electronic Signature.

(B) Subject to any applicable laws, rules and regulations, any notice or document, including but not limited to the documents referred to in Article 155 and any Corporate Communication, may be given in the English language only, in the Chinese language only or in both the English language and the Chinese language provided that the Company has obtained the relevant member's prior express positive confirmation in writing to receive or otherwise have made available to him such notices or documents in either the English language only or the Chinese language only or in both the English language and the Chinese language and provided further that such member may, if he so requires, by notice in writing served on the Company, demand at any time that the Company sends or makes available to him any notice or document

or Corporate Communication in the language not previously provided to him.

INFORMATION

166. Without prejudice to the rights and powers of any shareholder under any law or any agreement or arrangement having the force of law, no member (not being a Director) shall be entitled to require discovery of or any information respecting any detail of the Company's trading or any matter which is or may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board it will be inexpedient in the interests of the members of the Company to communicate to the public.

DOCUMENTS

167. (A) Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board or any committee of the Board and any books, records, documents and accounts, relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents and accounts are elsewhere than at the registered office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee of the Board which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

(B) (I) The Company shall be entitled to destroy the following documents at the following times:

(a) registered instruments of transfer: at any time after the expiration of seven years from the date of registration thereof;

(b) allotment letters: at any time after the expiration of seven years from the date of issue thereof;

(c) copies of powers of attorney, grants of probate and letters of administration: at any time after the expiration of two years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

(d) dividend mandates and notifications of change of address: at any time after the expiration of two years from the data of recording thereof; and

(e) cancelled share certificates: at any time after the expiration of one year from the date of the cancellation thereof.

(II) It shall conclusively be presumed in favour of the Company:-

(a) that every entry in the register purporting to be made on the basis of any such documents so destroyed was duly and properly made; and

(b) that every such document so destroyed was valid and effective and had been duly and properly registered, cancelled, or recorded in the books or records of the Company, as the case may be.

(III) (a) The provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b) Nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c) References herein to the destruction of any document include references to the disposal thereof in any manner.

WINDING UP

168. If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the court) the liquidator may with the authority of a special resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the like authority shall think fit, and liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other assets in respect of which there is a liability.

169. In the event of a winding-up of the Company in Hong Kong, every member of the Company who is not for the time being in Hong Kong shall be bound, within fourteen days after the passing of an effective resolution to wind up the Company voluntarily, or the making of an order for the winding-up of the Company, to serve notice in writing on the Company appointing some person resident in Hong Kong and stating that person's full name, address and occupation upon whom all summonses, notices, process, orders and judgments in relation to or under the winding-up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee, whether appointed by the member or the liquidator, shall be deemed to be good personal service on such member for all purposes, and where the liquidator makes any such appointment, he shall with all convenient speed give notice thereof to such member by advertisement in an English language newspaper in English and a Chinese language newspaper in Chinese as he shall deem appropriate or by a registered letter sent through the post and addressed to such member at his address as mentioned in the register, and such notice shall be deemed to be served on the day following that on which the advertisement appears or the letter is posted.

INDEMNITY

170. (A) Every Director, manager, Secretary or other officer and every auditor of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities (including any such liability as is mentioned in sub-section (2) of Section 165 of the Companies Ordinance) which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no Director, manager, Secretary or other officer or Auditor shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not rendered void by the said Section.

(B) Subject to Section 165 of the Companies Ordinance, if any Director or other person shall become personally liable for the payment of any sum primarily due from the Company, the Board may execute or cause to be executed any mortgage, charge, or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Director or person so becoming liable as aforesaid from any loss in respect of such liability.